Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (File Nos. 333-87005, 333-49264 and 333-136234) on Form S-8 of Central Bancorp, Inc. and Subsidiary of our report dated June 17, 2011, relating to our audit of the consolidated financial statements, included in this Annual Report on Form 10-K of Central Bancorp, Inc. and Subsidiary for the year ended March 31, 2011.

/s/ McGladrey & Pullen, LLP Boston, Massachusetts
June 17, 2011